UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2021

COWEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 Lexington Avenue
New York, NY 10022
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
      Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	COWN	The Nasdaq Global Market
7.75% Senior Notes due 2033	COWNL	The Nasdaq Global Market

Item 8.01    Other Events.

Item 8.01 Other Events.

On November 23, 2021, Cowen Inc. (the “Company”) issued a press release announcing that it has signed a definitive agreement to acquire Portico Capital Advisors (“Portico”), an M&A advisory firm focused on the Verticalized Software, Data, and Analytics sector. All consideration is to be comprised of 75% cash and 25% in shares of the Company’s Class A Common Stock. The terms of the transaction, which is not material to Cowen from a financial perspective, were not disclosed. This transaction is expected to close in the fourth quarter of 2021. As the acquisition of Portico will not be significant to the Company, the Company does not intend to file financial statements or proforma information giving effect to the transaction pursuant to Rule 3-05(b) of Regulation S-X.

A copy of the press release is attached hereto as Exhibit 99.1.

 Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit

99.1	Press Release issued by the Company dated November 23, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN INC.

Dated: November 23, 2021	By:	/s/ Owen S. Littman
	Name:	Owen S. Littman
	Title:	General Counsel